                                                                    EXHIBIT 99.1

                             LETTER OF TRANSMITTAL

                                   TO TENDER
                     UNREGISTERED 10% SENIOR NOTES DUE 2008
                                       OF
                              CHILES OFFSHORE LLC
                         CHILES OFFSHORE FINANCE CORP.
      PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED AUGUST 27, 1998

--------------------------------------------------------------------------------
    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 28, 1998 (THE "EXPIRATION DATE"), UNLESS THE
   EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      U.S. BANK TRUST NATIONAL ASSOCIATION

          BY FACSIMILE TRANSMISSION                BY HAND, MAIL OR OVERNIGHT DELIVERY:
      (FOR ELIGIBLE INSTITUTIONS ONLY):            U.S. Bank Trust National Association
               (612) 244-1537                                 100 Wall Street
                                                         New York, New York 10041

             FOR INFORMATION OR                                     or
         CONFIRMATION BY TELEPHONE:                        180 East Fifth Street
               (612) 244-8161                               St. Paul, MN 55101
                                                   Attn: Specialized Finance Department

    (Originals of all documents sent by facsimile should be sent promptly by registered
         or certified mail, by hand, or by overnight delivery service.)

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    IF YOU WISH TO EXCHANGE UNREGISTERED 10% SENIOR NOTES DUE 2008, FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 10% SENIOR NOTES DUE 2008, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                          SIGNATURES MUST BE PROVIDED

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                       DESCRIPTION OF TENDERED OLD NOTES

-----------------------------------------------------------------------------------------------------------------
                                                                                                    AGGREGATE
                                                                                CERTIFICATE     PRINCIPAL AMOUNT
  NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S) AS IT APPEARS ON THE 10%    NUMBER(S) OF OLD     OF OLD NOTES
             SENIOR NOTES DUE 2008 (PLEASE FILL IN, IF BLANK)                      NOTES            TENDERED
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                              TOTAL PRINCIPAL
                                                                              AMOUNT OF NOTES
                                                                                 TENDERED

-----------------------------------------------------------------------------------------------------------------

Ladies and Gentlemen:

    1. The undersigned hereby tenders to Chiles Offshore LLC, a Delaware limited liability company ("Chiles"), and Chiles Offshore Finance Corp., a special purpose Delaware corporation and a wholly owned subsidiary of Chiles, as co-issuers (collectively, the "Company"), the 10% Senior Notes due 2008 (the "Old Notes") described above pursuant to the Company's offer of $1,000 principal amount of 10% Senior Notes due 2008 (the "New Notes") in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in the Prospectus dated August 27, 1998 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

    2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

    3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4.  The undersigned hereby represents and warrants that:

       (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

       (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

       (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

       (iv) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

    5. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and delivering such a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

    6. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

    7. Unless otherwise indicated herein under "Special Delivery Instructions," the certificates for the New Notes will be issued in the name of the undersigned.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 1)

    To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

Mail  / /  Issue  / /  (check appropriate boxes) certificates to:
Name: __________________________________________________________________________

                                 (Please Print)
Address: _______________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

                              (Including Zip Code)

                       SPECIAL BROKER-DEALER INSTRUCTIONS
                                  (SEE ITEM 5)

    / / Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

Name: __________________________________________________________________________

                                 (Please Print)

Address: _______________________________________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________

                              (Including Zip Code)

                                   SIGNATURE

     To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.
 X ____________________________________________________________________________
 X ____________________________________________________________________________

          Signature(s) of Registered Holder(s) or Authorized Signature
 Dated: _______________________________________________________________________
 Name(s): _____________________________________________________________________

                             (Please Type or Print)
 Capacity: ____________________________________________________________________
 Address: _____________________________________________________________________
 ______________________________________________________________________________
 ______________________________________________________________________________

                              (Including Zip Code)
 Area Code and Telephone No.: _________________________________________________

               SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

          Certain Signatures Must be Guaranteed by an Eligible Institution
 ______________________________________________________________________________

             (Name of Eligible Institution Guaranteeing Signatures)
 ______________________________________________________________________________

  (Address (including zip code) and Telephone Number (including area code) of
                                     Firm)
 ______________________________________________________________________________

                             (Authorized Signature)
 ______________________________________________________________________________

                                 (Printed Name)
 ______________________________________________________________________________

                                    (Title)
 Dated: _______________________________________________________________________

                      PLEASE READ THE INSTRUCTIONS BELOW,
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

    1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD NOTES. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above; PROVIDED, HOWEVER, that holders who tender their Old Notes using The Depository Trust Company's ATOP procedures do not need to mail or deliver a Letter of Transmittal to the Exchange Agent.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

    If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

    4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.